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Consumer and                                                                                                      FORM 7
Corporate Affairs Canada                                                                                    RESTATED ARTICLES OF
                                                ORIGINAL FORWARDED FOR                                        INCORPORATION
Canada Business                                 FILING ON: APR 2 1996                                         (SECTION 180)
Corporations Act                                BY:
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1 - Name of Corporation

GST TELECOMMUNICATIONS, INC.               Corporation No. 218171-1
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2 - The place in Canada where the registered office is situated

Greater Vancouver Regional District
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3 - The classes and any maximum number of shares that the Corporation is authorized to issue

An unlimited number of Common Shares and 10,000,000 Preference Shares
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4 - Restrictions if any on share transfers

None
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5 - Number (or minimum or maximum number) of directors

Minimum of three - Maximum of 15
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6 - Restrictions if any on business the corporation may carry on

None
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7 - Other provisions if any

     The Common Shares entitle holders to:
     (a) vote at all meetings of shareholders except at meetings at which only holders of Preference Shares are entitled to vote;
     (b) receive the remaining property of the Corporation upon dissolution or winding-up of the Corporation.

The Board of Directors, in their sole discretion and without further shareholder approval, may:
     (a) divide the Preference Shares into series and to fix the number of shares in each series and the rights, privileges, restrictions and conditions of the shares in each series; and
     (b) change the rights, privileges, restrictions and conditions attached to the unissued shares of any series of Preference Shares if none of the shares of that series have been issued.

The Board of Directors may appoint, between annual general meetings, up to that number of additional directors as is equal to one-third of the number of directors elected at the previous annual general meeting.

Without in any way limiting the powers confered upon the Corporation and its directors by the Canada Business Corporations Act, the directors may, from time to time, in such amounts and on such terms as they deem expedient, charge, mortgage, hypothecate, pledge, or grant any form of security interest in, all or any of the currently owned or subsequently acquired property of the Corporation, real or personal, moveable or immoveable, including its undertaking, book debts, rights, powers and franchises, to secure any debt obligation or any money borrowed or other debt or liability of the Corporation.

The Corporation may purchase or otherwise acquire shares issued by it.

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The foregoing restated articles of incorporation correctly set out, without substantive change, the corresponding provisions of the articles of incorporation, as amended and supercede the original articles of incorporation.
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Signature                                                       Date                                   FOR DEPARTMENTAL USE ONLY -
  /s/ Michael F. Provenzano                                       March 26, 1996                       Filed
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Description of Office
  Assistant Secretary
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Consumer and                                                                                                      FORM 4
Corporate Affairs Canada                                                                                  ARTICLES OF AMENDMENT
                                                     ORIGINAL FORWARDED FOR                                (SECTION 27 OR 171)
Canada Business                                      FILING ON: APR 2 1996
Corporations Act                                     BY:
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1 - Name of Corporation                                  2 - Corporation No.

GST TELECOMMUNICATIONS, INC.                                218171-1
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3 - The articles of the above-named corporation are amended as follows:


Replace paragraph 3 with the following:

  An unlimited number of Common Shares and 10,000,000 Preference Shares.

Replace paragraph 5 with the following:

  Minimum of three - Maximum of 15.

Add to the existing paragraph 7:

The Board of Directors, in their sole discretion and without further shareholder approval, may:

(a) divide the Preference Shares into series and to fix the number of shares in each series and the rights, privileges, restrictions and conditions of the shares in each series;

(b) change the rights, privileges, restrictions and conditions attached to the unissued shares of any series of Preference Shares if none of the shares of that series have been issued:


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Date                                               Signature                                     Description of Office
  March 26, 1996                                   /s/ Michael F. Provenzano                       Assistant Secretary
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                                                                                                 FOR DEPARTMENTAL USE ONLY
                                                                                                 Filed

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